Exhibit 99.1
THE REALREAL PROVIDES MONTHLY BUSINESS UPDATE
SAN FRANCISCO, Aug. 4, 2021 — The RealReal (Nasdaq: REAL)—the world’s largest online marketplace for authenticated, resale luxury goods—today provided a business update. July Gross Merchandise Volume (GMV) was approximately $116.6 million, an increase of 56% Y/Y and 53% compared to the same period in 2019. In addition, July Average Order Value (AOV) was approximately $502, an increase of 13% Y/Y and 16% compared to the same period in 2019.

The COVID-19 pandemic continues to change consumer and business behavior in ways that are difficult to predict. The RealReal believes that disclosing monthly GMV and AOV will provide additional transparency regarding the effects of the COVID-19 pandemic on its business. Consistent with SEC guidance regarding the impacts of the COVID-19 pandemic, the company intends to provide monthly GMV and AOV through the end of 2021.

The following table represents GMV and AOV growth rates for April, May, June and July 2021, as compared to 2020 and 2019:

	2021 vs 2020				2021 vs 2019
	April	May	June	July	April	May	June	July
GMV	132%	85%	67%	56%	56%	50%	54%	53%
AOV	28%	25%	22%	13%	10%	15%	20%	16%

The information in this press release reflects preliminary information available as of this date. The RealReal will release its financial results for the second quarter ended June 30, 2021, after the market closes on Aug. 9, 2021.

About The RealReal, Inc.

The RealReal is the world’s largest online marketplace for authenticated, resale luxury goods, with more than 20 million members. With a rigorous authentication process overseen by experts, The RealReal provides a safe and reliable platform for consumers to buy and sell their luxury items. We have hundreds of in-house gemologists, horologists and brand authenticators who inspect thousands of items each day. As a sustainable company, we give new life to pieces by thousands of brands across numerous categories—including women’s and men’s fashion, fine jewelry and watches, art and home—in support of the circular economy. We make selling effortless with free virtual appointments, in-home pickup, drop-off and direct shipping. We do all of the work for consignors, including authenticating, using AI and machine learning to determine optimal pricing, photographing and listing their items, as well as handling shipping and customer service. At our 17 retail locations, including our 13 shoppable stores, customers can sell, meet with our experts and receive free valuations.

Investor Relations Contact:

Paul Bieber
Head of Investor Relations and Capital Markets
paul.bieber@therealreal.com

Press Contact:
Erin Santy
Head of Communications
pr@therealreal.com

Forward Looking Statements

This press release contains forward-looking statements relating to, among other things, the future performance of The RealReal that are based on the company’s current expectations, forecasts and assumptions and involve risks and uncertainties. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “expect,” “plan,” anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology. These statements include, but are not limited to, statements about future operating results, including the amounts of our operating expense and capital expenditure reductions and our strategies, plans, commitments, objectives and goals, in particular in the context of the impacts of the COVID-19 pandemic and the recent social unrest. Actual results could differ materially from those predicted or implied and reported results should not be considered as an indication of future performance. Other factors that could cause or contribute to such differences include, but are not limited to, the impact of the COVID-19 pandemic on our operations, any failure to generate a supply of consigned goods, pricing pressure on the consignment market resulting from discounting in the market for new goods, failure to efficiently and effectively operate our merchandising and fulfillment operations and other reasons.

More information about factors that could affect the company’s operating results is included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s most recent Annual Report on Form 10-K and subsequent quarterly reports on Form 10-Q, copies of which may be obtained by visiting the company’s Investor Relations website at https://investor.therealreal.com or the SEC’s website at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this press release, which are based on information available to the company on the date hereof. The company assumes no obligation to update such statements.